                                                                   EXHIBIT 99.2

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                       Consolidated Financial Statements

              For the Period August 1, 1995 through April 3, 1996

                   With Independent Auditors' Report Thereon

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                               TABLE OF CONTENTS



                                                                        Page(s)

Independent Auditors' Report                                               1

Consolidated Statement of Operations                                       2

Consolidated Statement of Stockholders' Deficit                            3

Consolidated Statement of Cash Flows                                       4

Notes to Consolidated Financial Statements                               5-9

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
OCI Corp. of Michigan:


We have audited the accompanying consolidated statements of operations, stockholders' deficit, and cash flows of OCI Corp. of Michigan and subsidiaries (the Company) for the period August 1, 1995 through April 3, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of the Company for the period August 1, 1995 through April 3, 1996, in conformity with generally accepted accounting principles.



KPMG PEAT MARWICK LLP

East Lansing, Michigan
June 4, 1996

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                      Consolidated Statement of Operations

              For the period August 1, 1995 through April 3, 1996



Revenues:
    Poster                                                         $ 3,581,596
    Painted                                                          3,406,560
    Other                                                              447,319
                                                                   -----------

          Gross revenues                                             7,435,475

    Less commissions and discounts                                     752,093
                                                                   -----------

          Net operating revenues                                     6,683,382
                                                                   -----------

Operating expenses:
    Operations                                                       1,651,583
    Selling, general, and administrative                             3,019,373
    Depreciation                                                     1,021,901
    Amortization of intangible assets                                  346,432
    Amortization of deferred acquisition costs                          61,248
                                                                   -----------

          Total operating expenses                                   6,100,537
                                                                   -----------

          Operating income                                             582,845

Other income (deductions):
    Loss on disposal of property, plant, and equipment                  (9,973)
    Interest expense                                                (1,460,671)
    Interest income                                                      8,142
    Management fees                                                    (68,649)
    Miscellaneous, net                                                     319
    Noncompete income                                                   53,333
                                                                   -----------

          Loss before income taxes                                    (894,654)

Income taxes                                                          (155,856)
                                                                   -----------

          Net loss                                                 $(1,050,510)
                                                                   ===========

See accompanying notes to consolidated financial statements.

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                Consolidated Statement of Stockholders' Deficit

              For the period August 1, 1995 through April 3, 1996


                                   12.5 PERCENT
                                    CUMULATIVE       CLASS A        ADDITIONAL                        TOTAL
                                     PREFERRED       COMMON          PAID-IN       ACCUMULATED     STOCKHOLDERS'
                                      STOCK          STOCK           CAPITAL         DEFICIT         DEFICIT
                                   -----------       -------        ----------     -----------     -------------

Balances at July 31, 1995            $     90            10          1,009,168     (7,225,888)      (6,216,620)

Issuance of 3 shares of Class
    A common stock                         --            --            226,158             --          226,158

Net loss                                   --            --                 --     (1,050,510)      (1,050,510)
                                     --------      --------          ---------     ----------       ----------

Balances at April 3, 1996            $     90            10          1,235,326     (8,276,398)      (7,040,972)
                                     ========     =========          =========     ==========       ==========



See accompanying notes to consolidated financial statements.

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

              For the period August 1, 1995 through April 3, 1996

Cash flows from operating activities:
    Net loss                                                        $    (1,050,510)
    Adjustments to reconcile net loss to net cash provided by
       operating activities:
          Stock compensation expense                                        226,158
          Depreciation of plant and equipment                             1,021,901
          Amortization of intangible assets                                 346,432
          Amortization of deferred acquisition costs                         61,248
          Loss on disposal of property, plant, and equipment                  9,973
          Decrease in trade accounts receivable                              24,942
          Decrease in due from affiliated entity                             46,277
          Increase in refundable income taxes                                (7,159)
          Increase in inventories                                           (46,993)
          Increase in prepaid rent expense                                  (71,694)
          Increase in other prepaid expenses                                (54,028)
          Increase in other assets                                         (596,771)
          Increase in trade accounts payable                                 59,303
          Decrease in income taxes payable                                   (1,309)
          Decrease in due to stockholder                                    (50,000)
          Decrease in accrued expenses                                     (300,502)
          Increase in deferred advertising revenues                         200,506
          Increase in noncurrent accrued interest                         1,027,160
          Decrease in deferred noncompete income                            (53,333)
          Increase in deferred income taxes                                 156,074
                                                                    ---------------

          Net cash provided by operating activities                         947,675
                                                                    ---------------

Cash flows from investing activities:
    Capital expenditures                                                   (587,537)
    Proceeds from sale of property, plant, and equipment                      3,001
                                                                    ---------------

          Net cash used in investing activities                            (584,536)
                                                                    ---------------

Cash flows from financing activities:
    Principal payments on long-term debt                                   (300,000)
    Payments on obligations under noncompete agreements                    (200,000)
                                                                    ---------------

          Net cash used in financing activities                            (500,000)
                                                                    ---------------

Net decrease in cash and cash equivalents                                  (136,861)

Cash and cash equivalents at beginning of the period                        396,061
                                                                    ---------------

Cash and cash equivalents at end of the period                      $       259,200
                                                                    ===============


See accompanying notes to consolidated financial statements.

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

            For the Period from August 1, 1995 through April 3, 1996

(1)    BUSINESS OPERATIONS

       The business operations of OCI Corp. of Michigan and subsidiaries (the "Company") consist of outdoor billboard advertising in the states of Michigan, Illinois, and Wisconsin.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accounting policies of the Company, as summarized below, conform with generally accepted accounting principles and reflect practices appropriate to the business in which it operates.

       (a)    PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the financial statements of OCI Corp. of Michigan and its two wholly owned subsidiaries, OCI Corp. of Port Huron and OCI Management Corp. All significant intercompany balances and transactions have been eliminated in consolidation.

       (b)    CASH EQUIVALENTS

              Cash equivalents consist of overnight repurchase agreements. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with maturities of three months or less at the time of purchase to be cash equivalents.

       (c)    INVENTORIES

              Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

       (d)    PROPERTY, PLANT, AND EQUIPMENT

              Property, plant, and equipment are stated at cost. Depreciation on plant and equipment is computed using straight-line and accelerated methods over the estimated useful lives of the assets.

       (e)    INTANGIBLE ASSETS

              Intangible assets include noncompete agreements and goodwill. Goodwill, which represents the excess of purchase price over fair value of net assets acquired on their dates of acquisition, is amortized on a straight-line basis over the expected periods to be benefited, generally 20 years. The noncompete agreements are amortized over the terms of the respective agreements which range from 4 to 10 years.

              The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

                                       5                              continued

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

            For the Period from August 1, 1995 through April 3, 1996


       (f)    DEFERRED ACQUISITION COSTS

              Significant expenses, including debt acquisition costs and organizational costs, incurred as a result of the business combinations are recorded as deferred acquisition costs and amortized on a straight-line basis. Organizational costs are amortized over 5 years. Debt acquisition costs are amortized over the term of the related debt.

       (g)    EMPLOYEE BENEFITS

              The Company participates in a self-insured employee health care plan as provided for in an agreement with an affiliated entity. The liability for self-insurance reflects the estimated cost for the uninsured portion of claims not paid prior to year end. The liability is based on estimates for losses reported prior to year end and estimates for incurred but not reported losses.

       (h)    RETIREMENT PROGRAM

              The Company provides a defined contribution 401(k) plan, which covers all full-time employees of the Company with one or more years of service. Eligible employees can contribute up to 12 percent of their compensation through payroll deductions. The Company contributes an amount equal to 50 percent of each employee's contribution up to three percent of the employee's total compensation.

       (i)    REVENUE RECOGNITION

              The Company recognizes revenue from advertising contracts on an accrual basis ratably over the term of the contracts, as advertising services are provided.

       (j)    INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (k)   USE OF ESTIMATES

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                                       6                              continued

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

            For the Period from August 1, 1995 through April 3, 1996


(3)    INCOME TAXES

       Income tax expense attributable to loss before income taxes for the period August 1, 1995 through April 3, 1996 consists of:


          Federal - current                                                           $        (1,718)
          Federal - deferred                                                                  156,074
          State and local                                                                       1,500
                                                                                      ---------------

          Total                                                                       $       155,856
                                                                                      ===============

       Income taxes differed from the amounts computed by applying the federal income tax rate of 34 percent for the period August 1, 1995 through April 3, 1996 to loss before income taxes as a result of the following:


          Computed "expected" tax benefit                                             $      (304,182)
          Increase (reduction) in income taxes resulting from:
            State and local income taxes, net of federal
              income tax benefit                                                                  990
            Non-deductible expenses                                                            32,237
            Adjustment of prior year deferrals
            Change in the beginning-of-the-year balance of the                                226,811
              valuation allowance for deferred tax assets
              allocated to income tax expense                                                 200,000
                                                                                      ---------------

                                                                                      $       155,856
                                                                                      ===============

       At April 3, 1996, the Company had net operating loss carryforwards for federal income tax purposes of $950,003, which are available to offset future federal taxable income, if any, through 2011. The Company has an alternative minimum tax credit carryforward of $22,479, which is available to reduce future regular income taxes, if any, over an indefinite period.

(4)   STOCKHOLDERS' EQUITY

       All general voting power is vested in the holders of Class A common stock. The holders of Class B common stock and preferred stock are not entitled to vote at any stockholders' meetings. Any share of Class B common stock can be converted, at the option of the holder, into Class A common stock at the rate of one share of Class A common stock for each share of Class B common stock, subject to certain approvals.

       No dividends will be declared or paid on the common stock during any year unless the full amount of dividends on the preferred stock accrued to the proposed date of declaration has been paid. Upon declaration, the holders of the preferred stock are entitled to receive an annual cumulative dividend at a rate of 12.5 percent of the liquidation value of the preferred stock, as defined below. Dividends, if declared, are payable in cash annually on each August 31. If any accrued and unpaid dividends exist as of August 31 of any year, the amount of the dividends payable in respect to the preferred stock will be increased at a rate of
       12.5 percent, compounded annually as of August 31. Cumulative preferred stock dividend rights were unaccrued and unpaid at April 3, 1996 and July 31, 1995, in the amount of $1,060,185 and $907,665, respectively.

                                       7                              continued

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

            For the Period from August 1, 1995 through April 3, 1996


       In the event of liquidation or dissolution of the Company, the holders of the preferred stock are entitled to receive a preferential amount equal to $1,000 per share of the issued and outstanding preferred stock ("liquidation value") and a further preferential amount equal to all declared and unpaid dividends thereon. This liquidation value will be paid before the payment or distribution of any assets of the Company to the holders of common stock.

(5)    LEASES

       The Company leases substantially all of the land presently used as sites for poster panels under various terms. The leases are classified as operating leases. These leases generally contain renewal options ranging from one to 15 years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases amounted to approximately $655,000 during the period August 1, 1995 through April 3, 1996.

(6)    RELATED PARTY TRANSACTIONS

       The Company has entered into an agreement with an affiliated entity that requires the Company to purchase specific employee benefits. The Company and certain affiliated entities are primarily self-insured for employee health care costs. Employee benefit payments, for costs incurred under this agreement, approximated $158,000 during the period August 1, 1995 through April 3, 1996.

       The Company receives management and accounting consultation services from certain stockholders and an affiliated entity related through common ownership. The affiliated entity and the Company have entered into a continuing agreement which may be canceled by either party upon 30 days written notice. Total management fee expense incurred under the above arrangements amounted to $68,649 during the period August 1, 1995 through April 3, 1996.

       The Company has several noncancelable operating leases with a stockholder for administrative offices, operating facilities, and land presently used as sites for billboard structures. The leases are classified as operating leases. These leases generally contain renewal options ranging from two to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases with the stockholder amounted to approximately $100,000 during the period August 1, 1995 through April 3, 1996.

(7)    RETIREMENT PROGRAM

       Retirement program expense with respect to the Company's defined contribution 401(k) plan approximated $29,000 during the period August 1, 1995 through April 3, 1996.

(8)    SUPPLEMENTAL CASH FLOW INFORMATION

       The Company paid $8,250 for income taxes during the period August 1, 1995 through April 3, 1996. Cash payments for interest approximated $648,000 during the period August 1, 1995 through April 3, 1996.

                                       8                              continued

                             OCI CORP. OF MICHIGAN
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

            For the Period from August 1, 1995 through April 3, 1996


(9)    STOCK COMPENSATION

       Under a written agreement dated August 9, 1994 between the Company and certain members of management, three shares of class A common stock would be granted to them upon accomplishing certain goals. The terms of the agreement were met and the three shares of stock were issued during the period August 1, 1995 through April 3, 1996, at $75,386 per share, which was determined to be the fair market value at the date of transaction. This transaction was treated as compensation expense.

(10)   SUBSEQUENT EVENT

       At the close of business on April 3, 1996, the Company's stockholders (the "Stockholders") entered into a plan of reorganization (the "Reorganization Plan") to restructure and merge the Company with an affiliated entity in the same line of business. Pursuant to the Reorganization Plan, the Stockholders agreed to sell their entire interests in the common and preferred stock of the Company. In conjunction with the Reorganization Plan, OCI Holdings Corp. ("Holdings") was incorporated for the purpose of affecting the reorganization and merger.

       Certain outside investors (the "Investors") purchased 24.67 shares and 60 shares of the Company's common and preferred stock, respectively, from the Stockholders. These same shares were subsequently assigned by the Investors to Holdings in exchange for Holdings' common stock. The remaining 75.33 shares and 840 shares of the Company's common and preferred stock, respectively, were purchased for cash by Holdings, which resulted in Holdings being the sole stockholder of all the Company's outstanding common and preferred stock.

       Concurrent with the reorganization and merger, the Company, Holdings, and Outdoor Communications, Inc. (collectively the "Borrowers") entered into a Credit Agreement with Chase Manhattan Bank N.A. Under the Credit Agreement, the Company borrowed $20,000,000 under a term loan which was principally used to pay off the existing long-term debt, senior subordinated debt, and junior subordinated debt, including all accrued interest. In addition to the aforementioned term loan, the Credit Agreement also provides a revolving loan commitment to the Borrowers, collectively.

       The effects of the aforementioned transactions have not been included in the financial statements as they occurred subsequent to the closing balance sheet.

                                       9